UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 26, 2010

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jingqi Street
Dongfeng Xincun
Sartu District
163311 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7987
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMENSAOTRY ARRANGEMENTS OF CERTAIN OFFICERS

On June 26, 2010, the Compensation Committee of the Board of Directors of QKL Stores Inc. (the “Company”), granted the Company’s Chief Operating Officer, Alan Stewart, an option (the “Option”) to acquire 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at an exercise price of $4.40.  The Option vests and becomes exercisable pursuant to the following vesting schedule:

Number of Months Completed Since Date of Grant	% of Shares Vested and Exercisable
Less than 12	20%
12 but less than 24	40%
24 but less than 36	60%
36 but less than 48	80%
48 or more	100%

The Option was granted pursuant to a Stock Option Agreement dated June 26, 2010 entered into by the Company and Mr. Stewart pursuant to the Company’s 2009 Omnibus Securities and Incentive Plan and expires upon the earlier of the exercise of all of the Shares under the Option or eight years from the date of the grant.  A copy of the Stock Option Agreement is attached as Exhibit 99.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1           Stock Option Agreement dated June 26, 2010.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name:	Zhuangyi Wang
Title:	Chief Executive Officer

Dated: June 28, 2010